Exhibit 23.1




                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement of AOL Time Warner Inc. ("AOL Time Warner") on Form S-8 pertaining to the Amended
and  Restated  Stock  Option  Plan  for  Directors,  Officers,   Employees  and
Consultants   of   InfoInterActive   Inc.   and  2000 Stock   Option   Plan  of
InfoInterActive Inc. of our report dated January 31, 2001, with respect to the consolidated financial statements of America Online, Inc. included in AOL Time Warner's Annual Report (Form 10-K), as amended, for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                       /s/ Ernst & Young LLP


New York, New York
July 17, 2001